UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 6, 2018

Energizer Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Missouri	1-36837	36-4802442
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

533 Maryville University Drive

St. Louis, Missouri 63141

(Address of principal executive offices)

Registrant’s telephone number, including area code: (314) 985-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Senior Notes Due 2026

On July 6, 2018, Energizer Gamma Acquisition, Inc., a Missouri corporation (the “Escrow Issuer”), a wholly-owned subsidiary of Energizer Holdings, Inc., a Missouri corporation (the “Company” or, following the Escrow Release Date (as defined below), the “USD Issuer”), completed the issuance and sale of $500,000,000 aggregate principal amount of 6.375% Senior Notes due 2026 (the “USD Notes”) as contemplated by the Purchase Agreement, dated June 21, 2018 (the “USD Purchase Agreement”), by and among the Escrow Issuer, the Company and Barclays Capital Inc., as representative of the purchasers listed therein (the “USD Initial Purchasers”). The USD Notes were issued pursuant to an indenture dated as of July 6, 2018 (the “USD Indenture”), among the Escrow Issuer, certain subsidiary guarantors of the Company as and when made a party thereto from time to time and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

On July 6, 2018, Energizer Gamma Acquisition B.V., a private company with limited liability incorporated under the laws of the Netherlands (the “EUR Issuer” and together with the Escrow Issuer, the “Issuers”), a wholly-owned indirect subsidiary of the Company, completed the issuance and sale of €650,000,000 aggregate principal amount of 4.625% Senior Notes due 2026 (the “EUR Notes” and together with the USD Notes, the “Notes”) as contemplated by the Purchase Agreement, dated June 21, 2018 (the “EUR Purchase Agreement”), by and among the EUR Issuer, the Company and Barclays Bank PLC, as representative of the purchasers listed therein (the “EUR Initial Purchasers”). The EUR Notes were issued pursuant to an indenture dated as of July 6, 2018 (the “EUR Indenture” and, together with the USD Indenture, the “Indentures”), among the EUR Issuer, certain subsidiary guarantors of the Company as and when made a party thereto from time to time, the Trustee and The Bank of New York Mellon, London branch, as paying agent.

The Notes were sold to the USD Initial Purchasers and the EUR Initial Purchasers pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Issuers did not register the issuances of the Notes under the Securities Act because such issuances did not constitute public offerings.

The Notes were sold to qualified institutional buyers pursuant to Rule 144A (and outside the United States to qualified investors in reliance on Regulation S) under the Securities Act. The Notes have not been registered under the Securities Act or applicable state securities laws, and may not be offered or sold absent registration under the Securities Act or applicable state securities laws or applicable exemptions from registration requirements.

USD Notes

The USD Notes accrue interest at a rate of 6.375% per annum and will mature on July 15, 2026.

Guarantees

From the date of the satisfaction of the Escrow Conditions, as defined below, the USD Notes will be guaranteed, jointly and severally, on an unsecured basis, by each of the Company’s domestic restricted subsidiaries that is a borrower or a guarantor under the credit agreement to be entered into on or prior to the Escrow Release Date by and among the Company, the Escrow Issuer, to the extent a party thereto, the lenders and issuing banks from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (the “New Credit Agreement”).

Ranking

Until satisfaction of the Escrow Conditions, the USD Notes will be senior secured obligations of the Escrow Issuer, secured by a lien on the escrow account for the USD Notes. Once the USD Notes are obligations of the Company, the USD Notes will be:

•	general unsecured obligations of the Company;

•	equal in right of payment with all existing and future senior debt of the Company, including under the New Credit Agreement and the Company’s 5.500% Senior Notes due 2025 issued on June 1, 2015 (the “Existing Notes”);

•	senior in right of payment to any of the Company’s future debt that is, by its terms, expressly subordinated in right of payment to the USD Notes;

•	structurally subordinated to all liabilities of the Company’s subsidiaries that are not guarantors, including liabilities of the EUR Issuer;

•	effectively subordinated to all of the Company’s existing and future secured debt, including the New Credit Agreement, to the extent of the value of the assets securing such debt; and

•	unconditionally guaranteed by the guarantors.

Optional Redemption

The USD Issuer will have the option to redeem some or all of the USD Notes at any time on or after July 15, 2021, at a redemption price equal to 100% of the principal amount thereof, plus a premium declining ratably on an annual basis to par and accrued and unpaid interest, if any, to, but excluding, the date of redemption. The USD Issuer will also have the option to redeem some or all of the USD Notes at any time before July 15, 2021 at a redemption price of 100% of the principal amount of the USD Notes to be redeemed, plus a “make-whole” premium and accrued and unpaid interest, if any, to, but excluding, the date of redemption. In addition, at any time before July 15, 2021, the USD Issuer may redeem up to 40% of the aggregate principal amount of the USD Notes at a redemption price of 106.375% of the principal amount of the USD Notes with the proceeds from certain equity issuances plus accrued and unpaid interest, if any, to, but excluding, the date of redemption.

EUR Notes

The EUR Notes accrue interest at a rate of 4.625% per annum and will mature on July 15, 2026. Payments of interest and principal will be made in euro, except when the euro is unavailable or in certain other circumstances.

Guarantees

From the date of the satisfaction of the Escrow Conditions, the EUR Notes will be guaranteed, jointly and severally, on an unsecured basis, by the Company and each of the Company’s domestic restricted subsidiaries that is a borrower or a guarantor under the New Credit Agreement.

Ranking

Until satisfaction of the Escrow Conditions, the EUR Notes will be senior secured obligations of the EUR Issuer, secured by a lien on the escrow account relating to the EUR Notes. Thereafter, the EUR Notes will be:

•	general unsecured obligations of the EUR Issuer;

•	equal in right of payment with all existing and future senior debt of the EUR Issuer;

•	senior in right of payment to any of the EUR Issuer’s future debt that is, by its terms, expressly subordinated in right of payment to the EUR Notes;

•	structurally subordinated to all liabilities of the Company’s subsidiaries that are not guarantors, including foreign subsidiaries other than the EUR Issuer;

•	effectively subordinated to all of the EUR Issuer’s existing and future secured debt, to the extent of the value of the assets securing such debt; and

•	unconditionally guaranteed by the Company and the guarantors.

Prior to the Escrow Release Date, the EUR Notes will not be guaranteed. After the Escrow Release Date, each guarantee of the EUR Notes will be:

•	general unsecured obligations of the applicable guarantor;

•	pari passu in right of payment with all existing and future senior Debt (as defined in the EUR Indenture) of such guarantor, including the Company’s obligations under the New Credit Agreement, the Existing Notes and the USD Notes, and such subsidiary guarantor’s guarantee of the New Credit Agreement, the Existing Notes and the USD Notes;

•	senior in right of payment with all existing and future Debt of each guarantor that is, by its terms, expressly subordinated in right of payment to the guarantee of such guarantor; and

•	effectively subordinated to such guarantor’s existing and future secured Debt, including the Company’s obligations under the New Credit Agreement, the Existing Notes and the USD Notes, and such guarantor’s guarantee of the New Credit Agreement, to the extent of the value of the assets securing such Debt.

Optional Redemption

The EUR Issuer will have the option to redeem some or all of the EUR Notes at any time on or after July 15, 2021, at a redemption price equal to 100% of the principal amount thereof, plus a premium declining ratably on an annual basis to par and accrued and unpaid interest, if any, to, but excluding, the date of redemption. The EUR Issuer will also have the option to redeem some or all of the EUR Notes at any time before July 15, 2021 at a redemption price of 100% of the principal amount of the EUR Notes to be redeemed, plus a “make-whole” premium and accrued and unpaid interest, if any, to, but excluding, the date of redemption. In addition, at any time before July 15, 2021, the EUR Issuer may redeem up to 40% of the aggregate principal amount of the EUR Notes at a redemption price of 104.625% of the principal amount of the EUR Notes with the proceeds from certain equity issuances plus accrued and unpaid interest, if any, to, but excluding, the date of redemption.

Redemption for Tax Reasons

If, as a result of any change in, or amendment to, the tax laws of the Relevant Tax Jurisdiction (as defined in the EUR Indenture) or the official interpretation thereof, the EUR Issuer becomes or, based upon a written opinion of independent counsel selected by the EUR Issuer, will become obligated to pay additional amounts with respect to the EUR Notes, the EUR Issuer may at any time at its option redeem, in whole, but not in part, the EUR notes at 100% of the principal amount plus accrued and unpaid interest to, but excluding, the date of redemption.

Additional Amounts

All payments of principal and interest in respect of the EUR Notes by the EUR Issuer or a paying agent on the EUR Issuer’s behalf will be made free and clear of, and without deduction or withholding for or on account of, any present or future taxes, duties, assessments or other similar governmental charges imposed or levied by a governmental authority in a jurisdiction in which the issuer or any guarantor is organized or resident for tax purposes, or from or through which payment is made, unless such withholding or deduction is required by law. In the event any such withholding or deduction for such taxes, subject to the limitations described in the EUR Indenture, the EUR Issuer (or guarantor) will pay such additional amounts as may be necessary to ensure that the net amount received by the beneficial owner of a EUR Note, after withholding or deduction for such taxes, will be equal to the amount such person would have received in the absence of such withholding or deduction.

General

Change of Control

If the USD Issuer or the EUR Issuer experiences specific changes of control events, as the case may be, the USD Issuer or the EUR Issuer, as applicable, may be required to offer to purchase the USD Notes or EUR Notes, respectively, at 101% of their aggregate principal amount plus accrued and unpaid interest thereon, if any, to, but excluding, the date of purchase. If holders of not less than 90% of the principal amount of the outstanding USD Notes or EUR Notes, accept a change of control offer, the USD Issuer or the EUR Issuer, as applicable, will have the right to redeem all of the USD Notes then outstanding or the EUR Notes then outstanding at a purchase price equal to 101% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to, but excluding, the date of redemption. The ability of the USD Issuer or EUR Issuer to purchase the USD Notes or EUR Notes, respectively, upon a change of control may be limited by the terms of the New Credit Agreement.

Asset Sales

If the Company sells certain assets, under certain circumstances the USD Issuer or EUR Issuer may be required to offer to purchase the USD Notes or EUR Notes at 100% of their aggregate principal amount plus accrued and unpaid interest thereon, if any, to, but excluding, the date of purchase.

Certain Covenants

The Indentures each contain covenants that, among other things, limit the ability of the USD Issuer and its Restricted Subsidiaries (as defined in the Indentures) (including the EUR Issuer) to:

•	incur additional debt or issue certain preferred stock;

•	pay dividends or repurchase or redeem capital stock or make other restricted payments;

•	limit dividends or other payments by the Company’s Restricted Subsidiaries to the Company or the Company’s other Restricted Subsidiaries;

•	incur liens;

•	enter into certain types of transactions with the Company’s affiliates; and

•	consolidate or merge with or into other companies.

These and other covenants that are contained in the USD Indenture and the EUR indenture are each subject to important exceptions and qualifications.

Covenant Suspension

During any period of time from and after the Escrow Release Date that (i) the ratings assigned to the USD Notes or the EUR Notes by both of Moody’s Investors Service, Inc. and S&P Global Ratings are equal to or higher than Baa3 (or the equivalent) and BBB- (or the equivalent), respectively, and (ii) no default or event of default has occurred and is continuing under the respective Indentures, the Company and the Company’s Restricted Subsidiaries (as defined in the Indentures) will not be subject to most of the covenants discussed above pursuant to the applicable Indenture. In the event that the Company and the Company’s Restricted Subsidiaries are not subject to such covenants for any period of time as a result of the preceding sentence and, on any subsequent date, one or both of such ratings agencies withdraws its ratings or downgrades the ratings assigned to the USD Notes or the EUR Notes below the level set forth above or a default or event of default occurs and is continuing under the respective Indenture, then the Company and the Company’s Restricted Subsidiaries will thereafter again be subject to such covenants, but any actions taken during such suspension will not result in an event of default.

Default

The Indentures each provide for customary events of default, including with respect to the escrow agreements described below. Generally, if an event of default occurs (subject to certain exceptions), the Trustee, or the holders of at least 25% in aggregate principal amount of the then outstanding USD Notes or EUR Notes, as applicable, may declare all the USD Notes or EUR Notes, as applicable, to be due and payable immediately.

Escrow Accounts

The Notes were issued by the Issuers in connection with the Company’s expected acquisition of the global battery and portable lighting business of Spectrum Brands Holdings, Inc. (“Spectrum”) (the “Acquisition”), pursuant to the terms and conditions of that certain Acquisition Agreement, dated as of January 15, 2018, by and between the Company and Spectrum (as may be amended from time to time, the “Acquisition Agreement”).

Pursuant to the USD Indenture, the Escrow Issuer deposited into an escrow account (the “USD Escrow Account”) with Barclays Bank PLC, New York branch, as escrow agent (the “Escrow Agent”), the net proceeds of the USD Notes.

Pursuant to the EUR Indenture, the EUR Issuer deposited into an escrow account (the “EUR Escrow Account”) with the Escrow Agent, the net proceeds of the EUR Notes.

On July 6, 2018, neither the USD Escrow Account nor the EUR Escrow Account included cash sufficient to fund the principal amount of the USD Notes or the EUR Notes, respectively, and accrued and unpaid interest owing to holders of the USD Notes and the EUR Notes that is included in the Special Redemption Price (as defined below). The Company will be required, pursuant to commitment letters provided by it to each of the Escrow Issuer (the “USD Commitment Letter”) and the EUR Issuer (the “EUR Commitment Letter”) to fund an additional amount that (i) will be sufficient to pay accrued and unpaid interest on any interest payment date with respect to the USD Notes and the EUR Notes, respectively, occurring prior to the Special Redemption Date (as defined below) and (ii), when taken together with the amount of funds held in the USD Escrow Account and the EUR Escrow Account, as applicable, will be sufficient to pay the Special Redemption Price.

Pursuant to each of the Indentures, as applicable, subject to and concurrently with satisfaction of the following conditions (collectively, the “Escrow Conditions”):

(1) the Acquisition shall be consummated substantially concurrently with the Release (as defined below) of the funds in the USD Escrow Account and the EUR Escrow Account, respectively, in accordance with the terms of the Acquisition Agreement in all material respects and no provision of the Acquisition Agreement shall have been amended or waived or modified in a manner materially adverse to the holders of the USD Notes or the EUR Notes, respectively, as determined in good faith by the Company, without the consent of the holders of a majority in principal amount of the USD Notes or the EUR Notes, as applicable, outstanding; provided that, any increase or decrease in the acquisition consideration shall not be deemed to be materially adverse to the holders of the USD Notes or the EUR Notes so long as (x) any increase is funded by cash on hand or proceeds of an offering of the Company’s equity and (y) any decrease is applied to reduce Debt (as defined in the Indentures) under (i) the New Credit Agreement, or (ii) the New Credit Agreement, the EUR Notes (pursuant to the optional redemption provisions thereunder) and the USD Notes (pursuant to the optional redemption provisions thereunder) on a pro rata basis;

(2) (x) the satisfaction of all conditions precedent to initial funding under a new senior secured credit facility, consisting of (i) senior secured first lien term loan facilities in an aggregate amount not to exceed $1,200 million and (ii) a $400 million senior secured first lien revolving credit facility, pursuant to the New Credit Agreement; (y) the Incurrence (as defined in the Indentures) of up to $1,200 million under the senior secured term loan facilities and the release to the Escrow Issuer, the Company or a subsidiary thereof of such amount from any applicable escrow arrangements thereto; and (z) the repayment and termination of the credit agreement dated as of June 30, 2015 by and among the Company, the lenders and issuing banks from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent;

(3) in the case of the USD Notes, the Escrow Issuer shall merge with and into the Company, with the Company as the surviving entity;

(4) upon such Release (as defined below) and after giving effect thereto, no default shall have occurred and be continuing;

(5) in the case of the EUR Notes, the funds held in escrow by the Escrow Agent to the USD Notes shall be released to, or at the direction of, the Escrow Issuer, by the Escrow Agent;

(6) in the case of the USD Notes, the funds held in escrow by the Escrow Agent to the EUR Notes shall be released to, or at the direction of, the EUR Issuer, by the Escrow Agent;

(7) (a) in the case of the USD Notes, the Company shall execute and deliver a supplemental indenture pursuant to which it shall assume the obligations of the Escrow Issuer under the USD Indenture and the USD Notes, (b) the execution and delivery by each Domestic Restricted Subsidiary (as defined in the Indentures) of the USD Issuer or the Company, as applicable, that is required to provide a guarantee or is a borrower under the New Credit Agreement of (i) a supplemental indenture pursuant to which it will become a guarantor party to the USD Indenture or the EUR Indenture, as applicable, and (ii) a joinder agreement under which it will become a party to the USD Purchase Agreement or the EUR Purchase Agreement, as applicable and (c) the delivery by the USD Issuer or the EUR Issuer, as applicable, of certain opinions of its counsel to the USD Initial Purchasers and the EUR Initial Purchasers, as applicable, as specified in the USD Purchase Agreement and the EUR Purchase Agreement; and

(8) the delivery by the USD Issuer and the EUR Issuer, as applicable, to the Trustee and Escrow Agent of officers’ certificates certifying that the foregoing conditions have been satisfied and instructing the Trustee to direct the Escrow Agent to release the funds, the funds in the USD Escrow Account and the EUR Escrow Account, as applicable, shall be released (the “Release”) at the direction of the Trustee to the Escrow Issuer and the EUR Issuer, as applicable.

In the event that satisfaction of such conditions (the date of such satisfaction, the “Escrow Release Date”) does not take place on or prior to the earliest date (the “Date of Determination”) to occur of (i) the determination by the Board of Directors of the Company, in its good faith judgment, that the Escrow Release Date will not occur on or prior to the Outside Date (as defined below), (ii) the Acquisition Agreement having been terminated in accordance with its terms, or (iii) July 15, 2019 (the “Outside Date”) the funds in the USD Escrow Account and EUR Escrow Account, as applicable, will be released for the purpose of effecting the Special Redemption (as defined below) of the USD Notes and the EUR Notes, as applicable, in accordance with the requirements of the respective Indentures.

On and following the Escrow Release Date, all restrictive covenants will be deemed to have been applicable to the Company and its Restricted Subsidiaries (but only at such time as such entities are Restricted Subsidiaries) as if in effect throughout the period from the July 6, 2018 through the Escrow Release Date. Each person, if any, that is not intended to be a Restricted Subsidiary of the Company following the Escrow Release Date will be automatically designated an Unrestricted Subsidiary (as defined in the Indentures) when it becomes a subsidiary of the Company, and such designation will not be treated as a Restricted Payment (as defined in the Indentures). Such Unrestricted Subsidiaries will not be party to the Indentures, will not guarantee the USD Notes or the EUR Notes and will not be subject to the restrictive covenants in the Indentures. Because the Transferred Entities (as defined in the Acquisition Agreement) will be acquired in the Acquisition on the Escrow Release Date, all restrictive covenants will not be applicable to such subsidiaries prior to the Escrow Release Date. However, if the Escrow Release Date does not occur, the restrictive covenants of the Indentures will not be considered applicable to the Company or its Restricted Subsidiaries notwithstanding anything in the Indentures to the contrary.

In the event that the Escrow Release Date has not occurred on or prior to the Date of Determination, the Escrow Issuer and the EUR Issuer will be required to redeem the USD Notes and the EUR Notes, as applicable, on the date that is five business days after the Date of Determination (the “Special Redemption Date”), at a cash redemption price equal to the principal amount of the USD Notes and the EUR Notes, as applicable, plus the accrued and unpaid interest from July 6, 2018, or from the most recent date to which interest has been paid or provided for, to, but not including, the Special Redemption Date (the “Special Redemption Price”). The Indentures provide that if the Escrow Release Date has not occurred on or prior to the Date of Determination, upon the receipt of written instruction from the Escrow Issuer or the EUR Issuer, as applicable, an officers’ certificate and an opinion of counsel, which the Escrow Issuer or the EUR Issuer, as applicable, is required to provide by the close of business on the next business day following the Date of Determination, the Trustee will send a notice of such redemption on behalf of the Escrow Issuer or the EUR Issuer, as applicable, to the holders of the respective Notes on the second business day after the Date of Determination. Neither the Escrow Issuer nor the EUR Issuer will be required to make a Special Redemption following the Release.

General

Copies of the USD Indenture, the form of USD Notes, the EUR Indenture, the form of EUR Notes, the USD Commitment Letter and the EUR Commitment Letter are filed as Exhibits 4.1, 4.2, 4.3, 4.4, 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The descriptions above are summaries of such agreements, do not purport to be complete, and are qualified in their entirety by the complete texts of each such agreement.

Certain of the USD Initial Purchasers, EUR Initial Purchasers and the Trustee or their affiliates perform various financial advisory, investment banking and commercial banking services from time to time for the Company and its affiliates for which they have received customary fees and compensation for these transactions and may in the future receive customary fees and compensation.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Indenture, dated July 6, 2018, by and among Energizer Gamma Acquisition, Inc., the Guarantors party thereto from time to time and The Bank Of New York Mellon Trust Company, N.A., as Trustee.

4.2	Form of 6.375% Senior Notes due 2026 (included in Exhibit 4.1).

4.3	Indenture, dated July 6, 2018, by and among Energizer Gamma Acquisition B.V., the Guarantors party thereto from time to time and The Bank Of New York Mellon Trust Company, N.A., as Trustee and Registrar, the Bank of New York Mellon, London Branch, as Paying Agent.

4.4	Form of 4.625% Senior Notes due 2026 (included in Exhibit 4.3).

10.1	Commitment Letter, dated July 6, 2018, by and between Energizer Holdings, Inc. and Energizer Gamma Acquisition, Inc.

10.2	Commitment Letter, dated July 6, 2018, by and between Energizer Holdings, Inc. and Energizer Gamma Acquisition B.V.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGIZER HOLDINGS, INC.

By:	/s/ Timothy W. Gorman
Timothy W. Gorman
Executive Vice President and Chief Financial Officer

Dated: July 9, 2018